Exhibit 14(a)

SPICER JEFFRIES LLP
Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent to the reference to our firm as the “independent registered public accounting firm” of Gadsden Dynamic Multi-Asset ETF (“GDMA”) (the “Fund”) in the Registration Statement on Form N-14 with the Securities and Exchange Commission.

Denver, Colorado

July 31, 2020